Exhibit 10.51

Certain identified information has been excluded from this exhibit because such information both (i) is not material and (ii) would likely cause competitive harm if publicly disclosed. Excluded information is indicated with brackets and asterisks [*****].

CONFIDENTIAL

FIRST AMENDMENT TO MANUFACTURING SERVICES AGREEMENT

THIS FIRST AMENDMENT to the MANUFACTURING SERVICES AGREEMENT (the “First Amendment”) is made and entered into on this 28th day of October 2021 (the “First Amendment Effective Date”), by and between Acorda Therapeutics, Inc. (“Acorda”), a Delaware corporation, and Catalent Massachusetts, LLC (“Manufacturer”), a Delaware limited liability company.

RECITALS

WHEREAS, Acorda and Manufacturer entered into a Manufacturing Services Agreement (the “Agreement”) having an effective date of 10 February 2021, pursuant to which Manufacturer provides manufacturing and related services to Acorda; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, have agreed to amend the terms of the Agreement as follows:

1.	Definitions. Capitalized terms used and not otherwise defined in this First Amendment shall have the meaning assigned to them in the Agreement.

2.	Amendments.

i.	The following definitions shall be added to Section 1.1 of the Agreement:

“Agents” means (a) [*****] who require access to Lock Down Information for a Purpose; and (b) [*****] who require access to Lock Down Information for [*****].

“Purpose” means, in the case of Product Personnel or Agents [*****].

ii.	The second sentence of Section 2.1(i) of the Agreement shall be deleted and replaced with the following (new language in bold italics):

In the event that Acorda should notify Manufacturer that it wishes to add an Acorda product to the definition of “Marketed Product” pursuant to clause (c) of such definition, the Parties shall meet promptly after Manufacturer’s receipt of such notice to determine any amendments to the terms of this Agreement or the Quality Agreement (including in respect of the consideration to be paid by Acorda to Manufacturer hereunder and the applicability, if any, of the sections of this Agreement relating to Lock Down Information (including, but not limited to,

CONFIDENTIAL

Sections 10.1(e)(iv), 11.2, 11.3 and Schedules 7 and 8)) that may be required by the inclusion of the product(s) proposed by Acorda in the definition of “Marketed Product” and shall [*****].

iii.	Section 2.4 of the Agreement shall be deleted in its entirety and replaced with the following (new language in bold italics):

Access to Acorda Intellectual Property and Know-How.  Only Product Personnel, and Agents who have been trained per Schedule 7 shall receive, be involved in or otherwise participate in any [*****] regarding the Supplied Product(s) or otherwise have access to the Acorda Intellectual Property, including [*****].  Manufacturer shall use reasonable efforts to minimize the work of the Product Personnel and Agents on the development of [*****] and shall comply with its ethical wall policy.

iv.	Sections 11.2(b), (c), (d), (e), and (f) of the Agreement shall be deleted in its entirety and replaced with the following (new language in bold italics; deleted text shown with ~~strikethrough~~):

(b) ~~Insofar as Manufacturer personnel (which is understood for purposes of this Section 11.2 to include Manufacturer employees and agents and Manufacturer subcontractors and their employees and agents) are concerned,~~ Manufacturer shall provide or permit access to Lock Down Information to only Product Personnel [*****].

(c) Manufacturer shall inform all Product Personnel and Agents that they are prohibited from providing or disclosing to, or sharing or discussing with, any ~~Manufacturer personnel~~ person who is ~~are~~ not Product Personnel or an Agent engaged in a Purpose any Lock Down Information and shall provide appropriate training (promptly following the Effective Date, in the case of current Product Personnel and Agents, and promptly after reasonable determination of the need for access to Lock Down Information, in the case of any other Product Personnel or Agents) and with reasonable refresher training to all Product Personnel and then-current Agents as to Manufacturer’s obligations in respect of the protection of the confidentiality and use of Lock Down Information under this Agreement, the obligations of the Product Personnel to Manufacture and Agents to perform their duties consistent with an applicable Purpose in that regard, and best practices, to be followed by Product Personnel and Agents (including after they cease to qualify as Product Personnel or Agents), for protecting the confidentiality and use of Lock Down Information as required by this Agreement.  Without limitation, such training shall address those matters set forth on Schedule 8.

(d) Manufacturer shall [*****].  Manufacturer shall be responsible for and directly liable to Acorda for any breach of the provisions of this Section 11.2 occasioned by the acts or omissions of Product Personnel or Agents (including after such individuals cease to qualify as Product Personnel or Agents).

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(e) Acorda may request that Manufacturer [*****].

(f) Manufacturer shall, and shall cause each of its Affiliates to, implement appropriate access and other restrictions on its internal databases and electronic networks to prevent Manufacturer personnel, third-party contractors, employees, and persons other than Product Personnel and Agents from accessing Lock Down Information.

v.	The following shall be added to the Manufacturing Services Agreement as Section 11.2(i):

Manufacturer shall maintain an accurate and complete list of [*****]. Upon Acorda’s reasonable written request, but not more than twice per calendar year unless Acorda has a good faith belief that (i) it needs the information in connection with a protection or enforcement of its rights against a third party or (ii) there may have been unauthorized access to the  Lock Down Information, Manufacturer shall provide the current [*****] to Acorda.

vi.	Schedule 7 to Manufacturing Services Agreement shall be deleted in its entirety and replaced with the following (new language in bold italics):

[*****]

3.

No Other Variation.  Except as expressly provided in this First Amendment, all the terms, conditions and provisions of the Agreement (including the rights, duties, liabilities and obligations of the Parties thereunder) remain in full force and effect and shall apply to the construction of this First Amendment.

4.

Entire Agreement.  This First Amendment and the Agreement, including its attachments, constitute the entire agreement between the Parties relating to the subject matter hereof and thereof, and may not be varied except in writing signed by a duly authorized representative of each Party.  In case of inconsistency between the terms and conditions of the Agreement and this First Amendment, this First Amendment shall prevail to the extent of such inconsistency but no further.  This First Amendment shall be governed in all respects by the terms for resolution of any controversy, dispute or claim provided in the Agreement.

5.	Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the First Amendment Effective Date above written.

Catalent Massachusetts, LLC	Acorda Therapeutics, Inc.

CONFIDENTIAL

Signature: /s/Jonathan Arnold	Signature: /s/Ron Cohen
Name: Jonathan Arnold	Name: Ron Cohen
Title: President Oral & Specialty Delivery	Title: President & Chief Executive Officer